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                                                                Exhibit 4

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                               TELXON CORPORATION

                                       and

                          KEYBANK NATIONAL ASSOCIATION

                                       as

                                  Rights Agent

                         -------------------------------


                                Rights Agreement

                         -------------------------------


                                   Dated as of

                                 August 25, 1987

                    Amended and Restated as of July 31, 1996


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                                RIGHTS AGREEMENT
                                ----------------

                  This Agreement, dated as of August 25, 1987, as amended and restated as of July 31, 1996, between Telxon Corporation, a Delaware corporation (the "Company"), and KeyBank National Association, a national banking association (the "Rights Agent").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, on August 25, 1987, the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as defined below) for each share of Common Stock (as defined below) outstanding on September 15, 1987 (the "Record Date"), and contemplated the issuance of one Right for each share of Common Stock issued between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such capitalized terms are defined below) and certain shares of Common Stock issued after the Distribution Date, each Right representing the right to purchase Common Stock upon the terms and subject to the conditions set forth in this Agreement (the "Rights"); and

                  WHEREAS, on July 17, 1996, the Board of Directors of the Company deter- mined it advisable and in the best interests of the Company and its stockholders to supplement and amend certain provisions of this Agreement pursuant to Section 27 of this Agreement, including an amendment to extend the Final Expiration Date (as defined below); and the Board of Directors of the Company approved and adopted this amended and restated Rights Agree ment implementing such supplements and amendments;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth, the parties agree as follows:


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      Section 1.  CERTAIN DEFINITIONS.  For purposes of this Agreement, the following terms have the meaning indicated:

         (a) "Act" means the Securities Act of 1933, as amended.

         (b) "Acquiring Person" means any Person (as defined below) who or which alone or, together with all Affiliates (as defined below) and Associates (as defined below) of such Person, shall be the Beneficial Owner (as defined below) of fifteen percent (15%) or more of the shares of Common Stock then outstanding or who was such a Beneficial Owner at any time after the date of this Agreement, whether or not such Person continues to be the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock outstanding from time to time, but does not include an Exempt Person (as defined below).

         (c) "Acquisition Date" means the first date of public announcement (which for purposes of this definition shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act (as defined below)) by the Company or by an Acquiring Person that an Acquiring Person has become such.

         (d) "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

         (e) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immedi ately or only after the passage of time) pursuant to any agreement, arrangement or under-

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standing (whether or not in writing), or upon the exercise of any conversion, exchange or purchase rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for payment or exchange;
(B) securities issuable upon the exercise of Rights at any time prior to the occurrence of a Triggering Event (as defined below); or (C) securities issuable upon the exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date pursuant to Section 23 (the "Original Rights") or pursuant to Section 11(i) in connection with any adjustment made with respect to any Original Rights;

                  (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has beneficial ownership of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act or any successor rule thereto), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any securities under this
Section 1(e)(ii) as a result of an agreement, arrangement or understanding to vote such security which: (A) arises solely by reason of the grant of a revocable proxy or consent to any Person who shall have obtained such proxy or consent pursuant to and as a result of a public proxy or consent solicitation subject to and conducted in accordance with the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder and (B) also is not then

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reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) which are "beneficially owned," directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (A) of subparagraph (ii) of this Section 1(e)) or disposing of any securities of the Company; provided, however, that nothing in this Section 1(e) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

         (f) "Board" means the Board of Directors of the Company.

         (g) "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Ohio are authorized or obligated by law or executive order to close.

         (h) "Close of Business" on any given date means 5:00 P.M., Cleveland, Ohio time, on such date; provided, however, that if such date is not a Business Day it means 5:00 P.M., Cleveland, Ohio time, on the next succeeding Business Day.

         (i) "Common Stock" means the common stock, presently having a par value of $.01 per share, of the Company or any other shares of capital stock of the Company into which such stock shall be reclassified or changed; provided, however, that (i) "Common

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Stock," when used with reference to any Person other than the Company organized in corporate form, means the capital stock or other equity security with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a subsidiary of another Person, the Person which ultimately controls such first-mentioned Person and which has issued any such outstand ing capital stock, equity securities or equity interests and (ii) "Common Stock," when used with reference to any Person which shall not be organized in corporate form, means units of beneficial interest which (A) shall represent the right to participate generally in the profits and losses of such Person (including, without limitation, any flow-through tax benefits resulting from an ownership interest in such Person) and (B) shall be entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

         (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (k) "Exempt Person" means: (i) the Company; (ii) any subsidiary of the Company; (iii) any employee benefit plan of the Company or of any subsidiary of the Company; (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan; (v) any Person who obtains the approval of the Board and is deemed by the Board not to be an Acquiring Person prior to such Person otherwise becoming an Acquiring Person;
(vi) any Person who, together with its Affiliates and Associ- ates, becomes the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock of the Company then outstanding solely as a result of a reduction in the number of

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shares of Common Stock of the Company outstanding due to the repurchase of shares of Common Stock of the Company by the Company, unless and until such time as such Person shall purchase or otherwise become (as a result of actions taken by such Person or its Affiliates or Associates) the Beneficial Owner of additional shares of Common Stock of the Company constituting one percent (1%) or more of the then outstanding shares of Common Stock of the Company; or (vii) any Person whom the Board determines became an Acquiring Person solely as a result of inadvertence, provided, however, that such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person, together with all Affiliates and Associates of such Person, would no longer be the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock outstanding.

         (l) "Expiration Date" shall have the meaning set forth in Section 7(a) of this Agreement.

         (m) "Final Expiration Date" shall have the meaning set forth in Section 7(a) of this Agreement.

         (n) "Person" means any individual, firm, corporation, partnership, trust, limited liability company or other entity and shall include any successor (by merger or otherwise) of such entity.

         (o) "Section 11(a)(ii) Event" shall have the meaning set forth in
Section 11(a)(ii) of this Agreement.

         (p) "Section 13 Event" shall have the meaning set forth in Section 13(a) of this Agreement.


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         (q) A "subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or voting interests is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

         (r) "Tender Date" means the date (after the date of this Agreement and prior to the issuance of the Rights Certificates) on which a tender offer or exchange offer by any Person (other than the Company, any subsidiary of the Company or any employee benefit plan sponsored or maintained by the Company or any of its subsidiaries) is first published or sent or given within the meaning of Rule 14d-2 of the General Rules and Regulations under the Exchange Act (or any successor rule thereto), which shall not have been approved prior thereto by the Board and which would, if successful, result in such Person becoming an Acquiring Person.

         (s) "Triggering Event" means any Section 11(a)(ii) Event or any Section 13 Event.

      Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 of this Agreement, shall, prior to the Distribution Date (or later in certain circum stances), also be the holders of the Common Stock) in accordance with the terms and condi tions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. In the event the Company appoints one or more Co-Rights Agents, the respective duties of such Co-Rights Agents shall be as the Company determines.

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      Section 3.  ISSUANCE OF RIGHTS CERTIFICATES.

         (a) At all times prior to the earlier of (i) the tenth (10th) Business Day after the Acquisition Date (or such specified or unspecified later date as may be determined by the Board prior to such tenth (10th) Business Day) and (ii) the tenth (10th) Business Day after the Tender Date (or such specified or unspecified later date as may be determined by the Board prior to such tenth
(10th) Business Day) (the earlier of such dates being referred to in this Agreement as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying shares of Common Stock. As soon as practicable after the Distribu tion Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a certificate for Rights, in substantially the form of EXHIBIT A hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided in this Agreement. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

         In certain circumstances provided in Section 23 of this Agreement, Rights will be issued in respect of shares of Common Stock which are issued (whether originally issued or delivered from the Company's treasury) after the Distribution Date, and as soon as practicable

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after the issuance thereof, the Rights Agent will so send Rights Certificates to the record holders of such shares.

         (b) The Company sent a copy of a Summary of Rights to Purchase Common Stock, in substantially the form attached as EXHIBIT B to this Agreement, as originally in effect (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, at all times from and after the Record Date until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the Rights are evidenced by such certificates for Common Stock, with or without a copy of the Summary of Rights attached thereto, and the registered holders of the Common Stock also are the registered holders of the associated Rights. Until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates for Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, also constitutes the transfer of the Rights associated with the Common Stock represented by such certificate.

         (c) Certificates for Common Stock issued (whether originally issued or delivered from the Company's treasury) after the Record Date, but prior to the earlier of the Distribution Date and the Expiration Date (as defined below), shall also be deemed to be certificates for Rights and shall have impressed, printed, stamped, written or otherwise affixed onto them either of the following legends:

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                  "This certificate also evidences and entitles the holder
         hereof to certain Rights as set forth in a Rights Agreement between Telxon Corporation and AmeriTrust Company National Association (the "Rights Agent") dated as of August 25, 1987 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Telxon Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. Telxon Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge within five
         (5) days after receipt of a written request therefor. Under certain circumstances, Rights issued to Acquiring Persons (as defined in the Rights Agreement) or certain related persons and any subsequent holder of such Rights may become null and void with respect to certain rights set forth in Section 11(a)(ii) of the Rights Agreement."

                  "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Telxon Corporation and the Rights Agent, as the same may be amended, restated, renewed or extended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Telxon Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. Telxon Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge within five
         (5) business days after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned (as such term is defined in the Rights Agreement) by an Acquiring Person (as such term is defined in the Rights Agreement) or certain related persons and any subsequent holder of such Rights, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable."

With respect to such certificates containing either of the foregoing legends, until the Distribution Date (or earlier redemption, expiration or termination of the Rights), the Rights associated

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with the Common Stock represented by such certificates are evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

      Section 4.  FORM OF RIGHTS CERTIFICATE.

              (a) The Rights Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in EXHIBIT A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or over-the-counter market reporting system on which the Rights may from time to time be listed or included, or to conform to common usage in the financial community. Subject to the provisions of
Section 11 and Section 23 of this Agreement, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the price per share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall at all times after the distribution thereof be subject to adjustment as provided in this Agreement.

              (b) Any Rights Certificate issued pursuant to Section 3(a) or
Section 23 of this Agreement that represents Rights beneficially owned by an Acquiring Person or an Associate or Affiliate thereof, any Rights Certificate issued at any time upon the transfer of any Rights to such an Acquiring Person or any Associate or Affiliate thereof or to any

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nominee of such Acquiring Person, Associate or Affiliate, and any Rights
Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

                  The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. This Rights Certificate and the Rights represented hereby may become void to the extent provided by, and under certain circumstances as specified in, Section 7(e) of the Rights Agreement.

The provisions of Section 7(e) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate.

              Section 5. COUNTERSIGNATURE AND REGISTRATION. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, any Vice Chairman of the Board, its President or any Vice President and by its Treasurer, its Secretary or any Assistant Secretary, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of execution of such Rights Certificates, shall

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be a proper officer of the Company to sign such Rights Certificates, although at the date of execution of this Agreement any such person was not such an officer.

       Following the Distribution Date, the Rights Agent will keep, or cause to be kept, at its offices in Cleveland, Ohio, books for registration and transfer of the Rights Certificates issued under this Agreement. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

       Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES. Subject to the provisions of Section 4(b), Section 7(e) and Section 15 of this Agreement, at any time after the Close of Business on the Distribution Date, and on or prior to the Close of Business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, after a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates must make such request in writing delivered to the Rights Agent and must surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental

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charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a valid Rights Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and upon reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

       Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

              (a) The registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Agreement, including, without limitation the restrictions on exercisability set forth in
Section 7(e), Section 11(a)(ii) and Section 24(a)) in whole or in part at any time after the Distribution Date upon presentation of the Rights Certificate, with the appropriate form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each share of Common Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as to which such Rights are exercisable, at or prior to the earlier of (i) the later of (A) July 31, 2006 and (B) the date two (2) years after any Distribution Date occurring prior to July 31, 2006 (the later of such dates described in clauses (i)(A) and (i)(B) above in this Section 7(a) being referred to in

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this Agreement as the "Final Expiration Date") and (ii) the date on which the
Rights are redeemed as provided in Section 24 hereof (the earlier of such dates described in clauses (i) and (ii) above in this Section 7(a) being referred to in this Agreement as the "Expiration Date"). Notwithstanding any other provision of this Agreement, any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock may exercise all of the rights of a registered holder of a Rights Certificate with respect to the Rights associated with such shares of Common Stock in accordance with and subject to the provisions of this Agreement, including the provisions of Section 7(e) hereof, as of the date such Person becomes a record holder of shares of Common Stock, regardless of whether the legends provided for in Section 3(c) of this Agreement are reflected on the certificate evidencing such Common Stock.

                  (b) The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall initially be One Hundred Dollars ($100.00), shall be subject to adjustment from time to time as provided in Sections 11 and 13 of this Agreement and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                  (c) Upon receipt of a Rights Certificate representing exercisable Rights with the appropriate form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax (as determined by the Rights Agent) in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 7(f) and
Section 21(k), thereupon (i) promptly requisition from any transfer agent of the shares of Common Stock (or

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make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Common Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 15,
(iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate. In addition, in the case of an exercise of the rights of a holder pursuant to
Section 11(a)(ii), the Rights Agent shall return such Rights Certificate to the registered holder thereof after imprinting, stamping or otherwise indicating thereon that the Rights represented by such Rights Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement, and if less than all the Rights represented by such Rights Certificate were so exercised, the Rights Agent shall indicate that rights under Section 11(a)(ii) continue to the extent the Rights were not previously exercised pursuant thereto.

              (d) In case the registered holder of any Rights Certificate shall exercise (except pursuant to Section 11(a)(ii)) less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 15 of this Agreement.

              (e) Notwithstanding anything in this Agreement to the contrary, from and after the occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an

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Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a
transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes such a transferee after such Acquiring Person becomes such or (iii) a transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes such a transferee prior to or concurrently with such Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from such Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board determines is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees under this Agreement.

              (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the appropriate form of election to purchase set forth on the

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reverse side of the Rights Certificate surrendered for such exercise shall have been completed and signed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. RESERVATION AND AVAILABILITY OF COMMON STOCK. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock, or any authorized and issued shares of Common Stock held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that the Company need not so reserve and keep available shares of Common Stock which may be required to be issued upon exercise of the Rights in accordance with Section 11(a)(ii) until the occurrence of a

Section 11(a)(ii) Event; and provided, further, that if pursuant to Section 11(a)(iii), the Company makes provision to substitute alternative consideration for some or all of the shares of Common Stock which may be required to be issued upon exercise of the Rights, the Company shall be required to reserve and keep available only the number of shares of Common Stock, if any, that may then be required to be issued upon exercise of the Rights.

         So long as the shares of Common Stock issuable upon the exercise of the Rights may be listed on any national securities exchange or included on any over-the-counter market reporting system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or included on such reporting system upon official notice of issuance upon such exercise.

         The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock (and, following the occurrence of a Triggering Event, any other equity securities) delivered upon the exercise of Rights shall, at the time of delivery of the certificates for such shares (or such other equity securities), subject to payment of the Purchase Price, be duly and validly authorized, issued and fully paid and nonassessable.

         The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any certificates for shares of Common Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or in respect of the issuance or delivery of the shares of Common Stock (or other securities, as the case may be) in a name other than that of, the registered holder of the Rights Certificates evidencing Rights surren dered for exercise or to issue or deliver any certificates for shares of Common Stock (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights, until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

       The Company shall use its best efforts to (i) file, as soon as practicable following the Distribution Date, a registration statement on an appropriate form under the Act with respect to any securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also use its best efforts to qualify or register the securities purchasable upon exercise of the Rights as may be necessary or appropriate under the blue sky laws of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the filing of a registration statement pursuant to clause (i) of the first sentence of this paragraph, the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and shall issue a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required in other circumstances or for additional or different securities following the Distribution Date, the Company may similarly temporarily suspend the exercisability of the Rights until such time as that registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not otherwise be permitted under applicable law or a registration statement shall not have been declared effective.

         Section 10. COMMON STOCK RECORD DATE. Each Person in whose name any certificate for shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Common Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly presented and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such presentation and payment is a date upon which the transfer books for the Common Stock (or other securities, as the case may be) of the Company are closed, such Person shall be deemed to have become the record holder of such shares (or other securities, as the case may be) on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to the shares (or other securities, as the case may be) for which the Rights shall be exercisable, including without limitation, where applicable, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in this Agreement.

         Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide or split the outstanding Common Stock, (C) combine or consolidate its outstanding Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of all of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon the payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification, provided, however, that if the record date for any such dividend, subdivision, combination or reclassification shall occur prior to the Distribution Date, the Company shall make an appropriate adjustment only to the Purchase Price (taking into account any additional Rights which may be issued as a result of such dividend, subdivision, combination or reclassification), in lieu of also adjusting (as described above) the number of Common Shares (or other capital shares, as the case may be) issuable upon exercise of the Rights. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

              (ii) In the event (a "Section 11(a)(ii) Event") that, at any time after the date of this Agreement, any Person, alone or together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding, then, promptly following the occurrence of such Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e) of this Agreement, shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of shares of Common Stock of the Company as shall equal the result obtained by dividing (x) the product obtained by multiplying (1) the then current Purchase Price by (2) the number of shares of Common Stock for which a Right is then exercisable by (y) fifty percent (50%) of the current market price (as defined below) per share of the Common Stock (determined pursuant to Section 11(d)) on the date of the occurrence of such 11(a)(ii) Event (such number of shares being referred to as the "Adjustment Shares").

              (iii) In lieu of issuing shares of Common Stock in accordance with
Section 11(a)(ii), the Company, acting by resolution of the Board, may, and in the event that the number of shares of Common Stock which are authorized by the Company's Restated Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with
Section 11(a)(ii), the Company, acting by resolution of the Board, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price attributable to each Right (such excess being referred to as the "Spread") and
(B) with respect to all or a portion of each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) equity securities of the Company other than Common Stock (including, without limitation, shares, or units of shares, of preferred stock which the Board has determined to have the same value as shares of Common Stock (such securities being referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing which, when added to any shares of Common Stock issued upon such exercise, has an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board which has theretofore performed no services for the Company or any of its subsidiaries in the immediately preceding five (5) years; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) Business Days following the later of (x) the occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 24(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the period of thirty (30) Business Days set forth above may be extended (such period, as it may be extended, the "Substitution Period") to the extent necessary, but not more than ninety (90) Business Days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares. To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to
Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any "Common Stock Equivalent" shall be deemed to have the same value as the Common Stock of the Company on such date.

              (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase shares of Common Stock or Common Stock Equivalent, securities convertible into shares of Common Stock or a Common Stock Equivalent, at a price per share of Common Stock or such Common Stock Equivalent (or having a conversion price per share, if a security is convertible into shares of Common Stock or such Common Stock Equivalent) that is less than the current market price per share of Common Stock or such Common Stock Equivalent on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding on such record date plus (ii) the number of additional shares of Common Stock or such Common Stock Equivalent which the aggregate offering price of the total number of shares of Common Stock to be offered (or the average initial conversion price of the convertible securities to be offered) would purchase at such current market price, and the denominator of which shall be (i) the number of shares of Common Stock outstanding on such record date plus (ii) the number of additional shares of Common Stock or such Common Stock Equivalent to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined by the Board reasonably and with good faith to the holders of Rights, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and conclusive for all purposes. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not so issued, the Purchase Price shall be readjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) If the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a merger in which the Company is the continuing or surviving corporation) of evidence of indebtedness, cash (other than a regular, periodic cash dividend at a rate not in excess of one hundred twenty-five percent (125%) of the rate of the last regular, periodic cash dividend theretofore paid), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price) per share of Common Stock on such record date, less the fair market value (as determined by the Board reasonably and with good faith to the holders of Rights, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of one (1) share of Common Stock, and the denominator of which shall be the current market price per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.

              (d) Except as otherwise expressly provided in this Agreement, the "current market price" per share of Common Stock on any date for the purpose of any computation under this Agreement shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is defined below) immediately prior to such date; provided, however, that in the event that current market price per share of Common Stock is determined during the period following the announcement by the issuer of such Common Stock of (i) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock other than the Rights or (ii) any subdivision, split, combination, consolidation or reclassification of such Common Stock, and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, split, combination, consolidation or reclassification, then, and in each such case, the "current market price" shall be equitably adjusted to take into account ex-dividend trading or the effects of such subdivision, split, combination, consolidation or reclassification, as the case may be. The closing price for each day shall be the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of such Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of such Common Stock are listed or admitted to trading or, if the shares of such Common Stock are not listed or admitted to trading on any national securities exchange, the closing sale price or the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any market or quotation system of The Nasdaq Stock Market ("Nasdaq") or such other reporting system then in use, or, if on any such date the shares of such Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Stock selected by the Board. If on any such date no market maker is making a market in such Common Stock, the fair value of such shares on such date as determined by the Board reasonably and with good faith to the holders of Rights shall be used and shall be binding on the Rights Agent. The term "Trading Day" shall mean a day on which the principal national securities exchange or over-the-counter market reporting system on which the shares of such Common Stock are listed or admitted to trading or included is open for or reports the transaction of business or, if the shares of such Common Stock are not listed or admitted to trading on any national securities exchange or included on any over-the-counter market reporting system, a Business Day. If such Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share determined by the Board reasonably and with good faith to the holders of Rights, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

              (e) Anything in this Agreement to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth (1/10,000th) of a share of Common Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment and (ii) the Expiration Date.

              (f) If, as a result of any provision of Section 11(a) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k), (l) and (m), inclusive, and the provisions of Sections 7, 9, 10, 13
and 15 of this Agreement with respect to the Common Stock shall apply on like terms to any such other shares.

              (g) All Rights originally issued by the Company subsequent to any adjust ment or adjustments made to the Purchase Price under this Agreement shall evidence the right to purchase, at the Purchase Price as theretofore adjusted, the number of shares of Common Stock purchasable from time to time under this Agreement upon exercise of the Rights, all subject to further adjustment as provided in this Agreement.

              (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest ten-thousandth (1/10,000th)) obtained by (i) multiplying (x) the number of shares of Common Stock covered by a Right immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

              (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in lieu of making any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after any such adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to any such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth (1/10,000th)) obtained by dividing the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately after such adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if Rights Certificates have been issued, such record date shall be at least ten (10) Business Days later than the date of the public announcement. If Rights Certificates have theretofore been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed, to the holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to
Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of such adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for in this Agreement (and may bear, at the option of the Company, the Purchase Price as theretofore adjusted) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued under this Agreement.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment of the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

              (m) Anything to the contrary in this Section 11 notwithstanding, the Company by action of the Board shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the current market price, (iii) issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to above in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such stockholders.

              (n) The exercise of Rights under Section 11(a) (ii) shall only result in the loss of rights under Section 11(a) (ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement, including the rights under Section 13.

      Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Sections 11 and 13 of this Agreement, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26 of this Agreement. Notwithstanding the foregoing sentence, the failure of the Company to prepare such certificate or statement or make such filings or mailings shall not affect the validity of, or the force or effect of, the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

       Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR
                   EARNING POWER.

              (a) In the event (a "Section 13 Event") that, following the Acquisition Date, directly or indirectly, (x) the Company shall consolidate or otherwise combine with, or merge with and into, any other Person (other than a subsidiary of the Company in one or more transactions each of which complies with Section 14(c)), and the Company shall not be the continuing or surviving corporation of such consolidation, combination or merger, (y) any Person shall consolidate or otherwise combine with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation, combination or merger and, in connection with such consolidation, combination or merger, all or part of the shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its subsidiaries shall sell, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person (other than to subsidiaries of the Company in one or more transactions each of which complies with Section 14(c)), provided, however, that this clause (z) of Section 13(a) shall not apply to the pro rata distribution by the Company of assets (including securities) of the Company or any of its subsidiaries to all holders of the Company's Common Stock; then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as provided in Section 7(e) hereof) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradable shares of Common Stock of the Principal Party (as defined below), not subject to any liens, encumbrances, rights of call, rights of first refusal or other adverse claims, as shall be equal to the result obtained by dividing (A) the product obtained by multiplying (1) the then current Purchase Price by (2) the number of shares of Common Stock for which a Right is then exercisable by
(B) fifty percent (50%) of the current market price per share of Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 hereof shall apply to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including but not limited to the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 of this Agreement) in connection with such consummation as may be necessary to assure that the provisions of this Agreement shall thereafter be applicable, as nearly as reasonably may be, in relation to shares of its Common Stock thereafter deliverable upon the exercise of the Rights.

              (b) "Principal Party" shall mean:

                    (i) In the case of any transaction described in clause (x) or (y) of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted, changed or exchanged in such merger, consolidation or combination or, if there is more than one issuer, the issuer of the Common Stock having the greatest market value, or if no securities are so issued, the Person that is the other party to the merger (and survives the merger), consolidation or combination (or, if there is more than one such Person, the Person the Common Stock of which has the greatest value), or if the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company, if it survives); and

                    (ii) In the case of any transaction described in clause (z) of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest market value; provided, however, that in any such case, (A) if the Common Stock of such Person is not at such time, or has not been continuously over the preceding 12-month period, registered under
Section 12 of the Exchange Act, and such Person is a direct or indirect subsidiary of another Person, "Principal Party" shall refer to such other Person; (B) in case such Person is a subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (C) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (A) and (B) immediately above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a subsidiary of both or all of such joint venturers, and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

              (c) The Company shall not consummate any such Section 13 Event unless prior thereto the Company and each Principal Party and each other Person who may become a Principal Party as a result of such Section 13 Event shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the terms set forth in paragraphs (a) and (b) of this Section 13 shall promptly be performed in accordance with their terms and that such Section 13 Event shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Section 13(a) and Section 13(b) and further providing that, as soon as practicable after the date of such Section 13 Event, the Principal Party at its own expense will:

                    (i) Prepare and file a registration statement on an appropriate form under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights and will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

                    (ii) Use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

                    (iii) Use its best efforts to list or obtain quotation of (or continue the listing or quotation of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or automated quotation service;

                    (iv) Deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all material respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

                    (v) Use its best efforts to obtain waivers of any rights of first refusal or preemptive rights in respect of the shares of Common Stock or other securities of the Principal Party subject to purchase upon exercise of outstanding Rights.

              (d) In the event that, following the Acquisition Date, directly or indirectly, any of the transactions described in Section 13(a) shall be consummated and, as a result of application of the rules set forth in Section 13(b), "Principal Party" shall mean a Person the Common Stock of which (i) is not at such time, or has not been continuously over the preceding 12-month period, registered under Section 12 of the Exchange Act or (ii) is not listed on a national securities exchange or regularly quoted in the over-the-counter market by one or more members of a national or affiliated securities association, each holder of a Right shall have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, cash in an amount equal to the result obtained by multiplying
(A) the product obtained by multiplying (1) the then current Purchase Price by
(2) the number of shares of Common Stock for which a Right is then exercisable by (B) two (2). In such event, clauses (ii) and (iii) of Section 13(a) shall continue to apply.

              (e) The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, combinations, sales or other transfers. The rights of a holder of a Right under this Section 13 shall be in addition to the rights of such holder to exercise such Right pursuant to, and the adjustments required by, Section 11(a)(ii) and shall survive any exercise thereof under
Section 11(a)(ii).

      Section 14.  ADDITIONAL COVENANTS.

              (a) Notwithstanding any other provision of this Agreement, except as permitted by Section 11(a)(iii), no adjustment to the Purchase Price, the number and kind of shares (or fractions of a share) for which a Right is exercisable or the number of Rights outstanding or any similar adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Section 11(a) (ii) and Section 13.

              (b) The Company covenants and agrees that it shall not at any time after the Distribution Date, (i) consolidate or combine with any other Person (other than a subsidiary of the Company in a transaction which complies with Section 14(c)), (ii) merge with or into any other Person (other than a subsidiary of the Company in a transaction which complies with Section 14(c)) or
(iii) sell or otherwise transfer, in one or more transactions, assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its subsidiaries taken as a whole to any other Person (other than the Company and/or any of its subsidiaries in one or more transactions each of which complies with Section 14(c)), if (x) at the time of or after such consolidation, combination, merger, sale or other transfer, there are any provisions effecting the Company's Restated Certificate of Incorporation or Amended and Restated By-Laws or any rights, warrants or other instruments outstanding or any other action has been taken which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, combination, merger, sale or transfer, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Company shall not consummate any such consolidation, merger, sale or other transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 14(b).

              (c) The Company covenants and agrees that, after the Distribution Date, it will not, except as otherwise provided herein, take, or permit any of its subsidiaries to take, any action, if at the time such action is taken it is reasonably foreseeable that such action will diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

      Section 15.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

              (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. If the Company determines that fractional Rights will not be issued, then, in lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or, if the Rights are not listed or admitted to trading on any national securities exchange, the closing sale price or the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any market or quotation system of Nasdaq or such other reporting system then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the rights on such date as determined by the Board reasonably and with good faith to the holders of Rights shall be used and shall be binding on the Rights Agent.

              (b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. If the Company determines that fractional shares of

Common Stock will not be issued, then, in lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as provided in this Agreement an amount in cash equal to the same fraction of the current market price of a share of Common Stock. For purposes of this Section 15(b), the current market price of a share of Common Stock shall be the closing price of a share of Common Stock for the Trading Day immediately prior to the date of such exercise.

              (c) By the acceptance of a Right, each holder of a Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

      Section 16. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock). Any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged and agreed that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under this Agreement and injunctive relief against actual or threatened violations of the obligations under this Agreement of any Person subject to this

Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.

      Section 17. AGREEMENT OF RIGHTS HOLDERS. By accepting a Right, each holder of a Right consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

              (a) Prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

              (b) After the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

              (c) The Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

              (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

      Section 18. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Right represented thereby, nor shall anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 of this Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions thereof.

      Section 19. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties under this Agreement. The

Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent and for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

      The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons.

      Section 20. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated or combined, or any corporation resulting from any merger or consolidation or combination to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agree ment without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 of this Agreement. In case at the time such successor Rights Agent shall succeed to the agency created by this

Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and, in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

       In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and, in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

       Section 21. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

              (a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

              (b) Whenever, in the performance of its duties under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of current market price) be proved or established by the Company prior to taking or suffering any action under this Agreement, such fact or matter (unless other evidence in respect thereof be specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

              (c) The Rights Agent shall be liable under this Agreement only for its own gross negligence, bad faith or willful misconduct.

              (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to the fact that it has countersigned the Rights Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

              (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution of this Agreement by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 of this Agreement or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it be responsible for any determination by the Board of current market value of the Rights or Common Stock pursuant to the provisions of Section 15 of this Agreement; nor shall it by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

              (f) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

              (g) The Rights Agent is hereby authorized and directed to accept instructions from the Chief Executive Officer, President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company (the "Authorized Officers") with respect to the performance of its duties under this Agreement and to accept certificates delivered pursuant to any provision of this Agreement from any of the Authorized Officers and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of or certificates delivered by any of the Authorized Officers.

              (h) The Rights Agent, and any stockholder, director, officer or employee of the Rights Agent, may buy, sell or deal in any of the Rights or other securities of the Com pany or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing in this Agreement shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

              (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to the holders of the Rights resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

              (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

              (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

      Section 22. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail and to holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Ohio or the

State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Ohio or the State of New York) in good standing, having a principal office in the State of Ohio or the State of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state banking authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least Fifty Million Dollars ($50,000,000). After appointment, the successor Rights Agent shall, without further act or deed, be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent, and the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement and shall execute and deliver any further assurance, conveyance, act or deed necessary for such purposes. Not later than the effective date of any such appointment, the Company shall file a notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 22 or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

      Section 23. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights Certificates to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment of or change in the Purchase Price per share and the number or kind or class of shares or other securities or property purchasable under the Rights

Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or stock appreciation rights or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities heretofore or hereafter granted, issued or sold by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with the issuance or sale of such shares of Common Stock; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

      Section 24. REDEMPTION AND TERMINATION.

              (a) (i) The Board may, at its option, at any time prior to the earlier of (x) the Close of Business on the tenth (10th) Business Day following the Acquisition Date (or such specified or unspecified later date as may be determined by the Board prior to the expiration of such ten (10) Business Day period) and (y) the Final Expiration Date, redeem all, but not less than all, of the then outstanding Rights at a redemption price of One One-Thousandth Dollar ($.001) per Right (payable in cash, shares of Common Stock (based on the current market price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board), as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Agreement (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Triggering Event until such time as the Company's right of redemption hereunder has expired.

              (b) Immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock of the Company. Any notice which is mailed in the manner herein provided shall be deemed given whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

      Section 25. NOTICE OF CERTAIN EVENTS. In case the Company shall propose
(a) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular periodic cash dividend at a rate not in excess of one hundred twenty-five percent (125%) of the rate of the last regular periodic cash dividend theretofore paid, or (b) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassifica tion of its Common Stock (other than a reclassification involving only the subdivision or split of the outstanding shares of Common Stock), or (d) to effect any consolidation, combination or merger with or into, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than fifty percent (50%) of the assets or earning power of the Company and its subsidiaries, taken as a whole, to any other Person or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26 of this Agreement, a notice of such proposed action specifying the record date for the purposes of such stock dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, combination, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action described in clause (a) or (b) above in this Section 25 at least ten (10) Business Days prior to the record date for determining the holders of Common Stock for purposes of such action, and in the case of any other such action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be earlier. Failure to give any such required notice prior to the Distribution Date shall not affect the validity of any such action.

         In the case that any Section 11(a)(ii) Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 26 of this Agreement, a notice of the occurrence of such event specifying the event and the consequences of the event to holders of Rights under Section 11(a)(ii) of this Agreement.

      Section 26. NOTICES. Except as may be otherwise expressly required by this Agreement, notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Telxon Corporation
                  3330 West Market Street
                  Akron, Ohio  44333
                  Attention:  Treasurer

Subject to the provisions of Section 22 and except as may be otherwise expressly required by this Agreement, notices or demands authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  KeyBank National Association
                  P.O. Box 6477
                  Cleveland, Ohio  44101-44144
                  Attn: Shareholder Services

Notices or demand authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

      Section 27. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock) in order to cure any ambiguity, to correct or supplement any provision contained in this Agreement which may be defective or inconsistent with any other provisions in this Agreement, or to make any other provisions in regard to matters or questions arising under this Agreement which the Company may deem necessary or desirable and, as to any supplement or amendment made after the Distribution Date, which shall not adversely affect the interests of the holders of Rights Certificates; provided, however, that the Company shall not amend or otherwise change the rights, duties and compensation of the Rights Agent without its prior written consent.

      Section 28. SUCCESSORS. All of the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock).

      Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 24 hereof shall be reinstated and shall not expire until the Close of Business on the tenth (10th) Business Day following the date of such determination by the Board.

      Section 31. GOVERNING LAW. This Agreement, each Right and each Rights Certifi cate issued under this Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State.

      Section 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts; each of such counterparts shall for all purposes be deemed to be an original; and all of such counterparts shall together constitute but one and the same instrument.

      Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                  TELXON CORPORATION

__________________________               By___________________________

Name:_____________________               Name:________________________

Title:____________________               Title:_______________________

Attest:                                  KEYBANK NATIONAL ASSOCIATION

__________________________               By___________________________

Name:_____________________               Name:________________________

Title: ___________________               Title:_______________________

                                                                       EXHIBIT A

                          [FORM OF RIGHTS CERTIFICATE]

Certificate No. R-_______                    _______Common Stock Purchase Rights

         NOT EXERCISABLE AFTER THE LATER OF JULY 31, 2006 AND THE
         DATE TWO YEARS AFTER ANY DISTRIBUTION DATE OCCURRING PRIOR TO JULY 31, 2006, OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE COMMON STOCK PURCHASE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION FOR THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAIN ABLE. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE AMENDED AND RESTATED RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON. THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID TO THE EXTENT PROVIDED BY, AND UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN,
         SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

- --------
* The portion of the legend in brackets shall be inserted only if applicable.

                               RIGHTS CERTIFICATE
                               ------------------

                               TELXON CORPORATION

         This certifies that ______________________________________, or registered assigns, is the registered owner of the number of Common Stock Purchase Rights (the "Rights") set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 25, 1987, as amended and restated as of July 31, 1996, as amended, restated, renewed or extended from time to time thereafter (the "Rights Agreement"), between Telxon Corporation, a Delaware corporation (the "Company"), and KeyBank National Association (the "Rights Agent") to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Cleveland, Ohio time) on July 31, 2006 at the principal office of the Rights Agent in Cleveland, Ohio, or its successors as Rights Agent, one fully paid, nonassessable share of the Common Stock, par value $.01 per share, of the Company (the "Common Stock"), at a purchase price of $100.00 per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the appropriate Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of July 31, 1996, based on the Common Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Common Stock will be issued.

                  As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immuni ties hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Reference is also made to the Rights Agreement for definitions of capitalized terms used but not defined herein. Copies of the Rights Agreement are on file at the principal office of the Company and are also available upon written request to the Company.

                  This Rights Certificate, either alone or together with other Rights Certificates, upon surrender at the principal office of the Rights Agent may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights

Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right.

                  The Company is not required to issue fractional shares of Common Stock upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment shall be made as provided in the Rights Agreement.

                  No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

                  This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________.

[Corporate Seal]                    TELXON CORPORATION

                                    By__________________________
                                    Name:_______________________
                                    Title: _____________________

                                    By__________________________
                                    Name:_______________________
                                    Title: _____________________

Countersigned:

                                    KEYBANK NATIONAL ASSOCIATION

                                    By:_________________________
                                         Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

                (To be executed by the registered holder if such

               holder desires to transfer the Rights Certificate.)

         FOR VALUE RECEIVED __________________________________________________
does hereby sell, assign and transfer unto ___________________________________

- ------------------------------------------------------------------------------
                  (Please print name and address of transferee)

- ------------------------------------------------------------------------------
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:__________________, 19__

                                    ------------------------------------------
                                    Signature

Signature Guaranteed:

                                   CERTIFICATE
                                   -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) This Rights Certificate [ ] is [ ] is not being exercised, sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

         (2) After due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:________________, 19__        ___________________________________________
                                    Signature

                                     NOTICE
                                     ------

         The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                        (To be executed if holder desires
                       to exercise the Rights represented
                           by the Rights Certificate.)

To  TELXON CORPORATION

         The undersigned hereby irrevocably elects to exercise___________ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:

- ------------------------------------------------------------------------------
                         (Please print name and address)

- ------------------------------------------------------------------------------

Please insert Social Security

or tax identification number:  _______________________________________________

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

- ------------------------------------------------------------------------------
                         (Please print name and address)

- ------------------------------------------------------------------------------

Please insert Social Security

or tax identification number:  _______________________________________________

Dated:_________________, 19__       __________________________________________
                                    Signature

Signature Guaranteed: